Exhibit 99.1

ADPT News - For Immediate Release

Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590

ADEPTUS HEALTH REPORTS THIRD QUARTER RESULTS

Net Patient Service Revenue Increase of 143.7%

Patient Volume Up 134.4%

13 New Facilities Opened for a total of 51 Freestanding Facilities

Lewisville, Texas (October 29, 2014) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”) announced its results for the third quarter ended September 30, 2014. All comparisons included in this release are for the third quarter 2014 to the third quarter 2013 unless otherwise noted.

Third Quarter 2014 Highlights:

•                 Net patient service revenue was $57.6 million, an increase of 143.7% over prior year;

•                 Adjusted EBITDA was $7.0 million, an increase of 157.0% over prior year;

•                 Net loss attributable to Adeptus Health Inc. was $1.6 million;

•                Adjusted earnings per share was $0.01 and GAAP net loss per share was $(0.16);

•                Patient volume (number of patient visits) were 39,522, an increase of 134.4% over prior year; and

•                The Company opened 13 freestanding facilities during the third quarter 2014 for a total of 51 operating facilities.

“We are pleased that we achieved our expectations for the quarter while executing on our robust growth plan. During the quarter, we opened 13 new sites, further expanding access to the highest quality emergency care and surpassing the key milestone of our 50th First Choice Emergency Room,” said Thomas S. Hall, President and Chief Executive Officer.  “Our growth momentum continues with the recent announcement that we are entering into our third state, Arizona, in partnership with Dignity Health.”

Results of Operations for the Third Quarter 2014

For the third quarter of 2014, ADPT generated net patient service revenue of $57.6 million, an increase of 143.7%. The increase was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 19 to 51.

Adjusted EBITDA was $7.0 million, an increase of 157.0%. This increase was primarily attributable to a $34.0 million increase in net patient service revenue, partially offset by increases in salaries, wages and benefits and other costs related to our growth initiatives. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Loss" below for further information related to Adjusted EBITDA and its reconciliation to net loss.

ADPT incurred a net loss of $3.6 million for the quarter, of which $1.6 million was attributable to Adeptus Health Inc., compared to a net loss of $1.5 million from the prior year. The increase in net loss was due to an increase in interest expense and fees of $1.9 million related to our long-term debt, an increase of $2.5 million in preopening costs associated with new facility openings, and an increase of $2.0 million in depreciation and amortization expense. The increase in these expenditures was partially offset by new facility operating income.

Adjusted earnings per share was $0.01 per share and GAAP net loss per share was $(0.16) per share for the quarter.  Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was 20,626,169 common shares at September 30, 2014.  Adjustments for the quarter include $3.1 million of preopening costs associated with new facility openings, $0.4 million of stock compensation expense, $0.2 million of initial public offering costs, $0.5 million of other costs associated with our growth initiatives and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes.  See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net loss.

At September 30, 2014, the Company had total long-term debt of $100.0 million.  Total availability under the debt facility was $89.4 million.

Market Outlook

On October 22, 2014, the Company announced its expansion into Arizona through a joint venture partnership with Dignity Health, one of the nation’s largest health systems. The new partnership will begin with Dignity Health Arizona General Hospital, a full-service health care facility set to open early next year in Laveen, Arizona, and includes plans for additional access to emergency medical care in Phoenix.

ADPT’s growth plan is underpinned by increasing demand for access to quality medical care and the unmet need for improved emergency care in the U.S. In their 2014 National Report Card on America’s emergency care environment, the American College of Emergency Physicians, or ACEP, assigned an overall grade of “D-” for the category of access to emergency care. This is reflective of too few emergency departments to meet the needs of a growing, aging population and the projected increase in the number of insured individuals as a result of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or PPACA.

“Through both the growth of our First Choice Emergency Room network and innovative partnerships with leading healthcare systems, such as Dignity Health, we are saving lives every day by making emergency medical care much more accessible,” added Mr. Hall.

Conference Call

ADPT management will host a live conference call and audio webcast today, Wednesday, October 29, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time), to discuss the Company’s third quarter 2014 financial results. Participants may listen to the audio webcast by accessing http://www.videonewswire.com/event.asp?id=100110.  Participants are encouraged to link to the webcast at least fifteen minutes prior to the scheduled start time. Beginning one hour after the call, an archived recording of the webcast will be available on the Company’s Investor page at http://ir.adeptushealth.com/events-and-presentations/events/default.aspx and will be available for 30 days.

About Adeptus Health Inc.

Adeptus Health Inc. owns and operates First Choice Emergency Room, and, together with Dignity Health, Dignity Health Arizona General Hospital.  First Choice Emergency Room (FCER.com) is the nation's leading network of independent freestanding emergency rooms; it is both the largest and the oldest. First Choice Emergency Room is revolutionizing the delivery of emergency medical services for adult and pediatric emergencies by offering patients convenient, neighborhood access to emergency medical care. First Choice Emergency Room facilities are innovative, freestanding, and fully equipped emergency rooms with a complete radiology suite of diagnostic technology (CT scanner, Ultrasound, and Digital X-ray) and on-site laboratory. All First Choice Emergency Room locations are staffed with board-certified physicians and emergency trained registered nurses. First Choice Emergency Room has facilities in Austin, Dallas/Fort Worth, Houston, San Antonio, Colorado Springs and Denver. According to patient feedback collected by Press Ganey Associates Inc., First Choice Emergency Room provides the highest quality emergency medical care and received the 2013 Press Ganey Guardian of Excellence for exceeding the 95th percentile in patient satisfaction nationwide. Dignity Health Arizona General Hospital will be a full service general hospital projected to open in early 2015 in the Phoenix area. Arizona General Hospital will have 16 inpatient rooms, 2 state-of-the-art Operating Rooms, an Emergency Department, a high complexity laboratory, and a full radiology suite. The new hospital, located in Laveen, will be capable of inpatient and outpatient surgical procedures as well as provide the community 24/7 access to emergency medical care.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.  Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreement; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s prospectus dated June 24, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on June 25, 2014.

These forward-looking statements involve known and unknown risks, inherent uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ materially from those contained in these forward-looking statements.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, advisory services paid to our Sponsor, facility pre-opening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs.

This press release also includes presentation of Adjusted earnings/loss per share, which is defined as earnings/loss per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, advisory services paid to our Sponsor, facility preopening expenses, management recruiting expenses, stock compensation expense, costs associated with our initial public offering and other non-recurring costs, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period. Common stock calculations are treated as if the stock had been outstanding for the entire period.

These non-GAAP financial measures, Adjusted EBITDA and Adjusted earnings/loss per share, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013

Patient service revenue	$ 66,533	$ 25,947	$ 163,008	$ 76,075
Provision for bad debt	(8,934)	(2,310)	(22,390)	(6,904)
Net patient service revenue	57,599	23,637	140,618	69,171
Operating expenses:
Salaries, wages and benefits	38,119	15,722	92,577	44,626
General and administrative	9,221	4,125	26,744	11,139
Other operating expenses	7,413	2,488	17,413	7,437
Loss (gain) from the disposal or impairment of assets	1	(5)	3	180
Depreciation and amortization	3,924	1,906	10,374	5,402
Total operating expenses	58,678	24,236	147,111	68,784
(Loss) income from operations	(1,079)	(599)	(6,493)	387
Other (expense) income:
Interest expense	(2,635)	(589)	(9,160)	(1,213)
Change in fair market value of derivatives	-	(103)	-	260
Total other (expenses) income	(2,635)	(692)	(9,160)	(953)
Loss before provision for income taxes	(3,714)	(1,291)	(15,653)	(566)
(Benefit) provision for income taxes	(116)	220	142	444
Net loss	(3,598)	(1,511)	(15,795)	(1,010)
Less: Net loss attributable to the non-controlling interest	(2,001)	(1,511)	(12,182)	(1,010)
Net loss attributable to Adeptus Health Inc.	$ (1,597)	$ -	$ (3,613)	$ -
Net loss per share of Class A common stock:
Basic	$ (0.16)		$ (0.37)
Diluted	$ (0.16)		$ (0.37)
Weighted average shares of Class A common stock:
Basic	9,845,016		9,845,016
Diluted	9,845,016		9,845,016

Other information
Number of facilities	51	19	51	19

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Loss

(unaudited; in thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2014	2013	2014	2013

Net loss	$ (3,598)	$ (1,511)	$ (15,795)	$ (1,010)
Depreciation and amortization	3,924	1,906	10,374	5,402
Interest expense and unrealized gain on investment	2,635	692	9,160	953
(Benefit) provision for income taxes	(116)	220	142	444
Advisory Services Arrangement fees and expenses	-	166	293	428
Preopening expenses	3,098	563	6,107	1,759
Management recruiting expenses	-	286	156	285
Stock compensation expense	357	177	696	395
Public offering expenses	159	-	5,157	-
Other	541	225	1,747	745
Total adjustments	10,598	4,235	33,832	10,411
Adjusted EBITDA	$ 7,000	$ 2,724	$ 18,037	$ 9,401

Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months	Nine months
	ended September 30,	ended September 30,
	2014	2014
Weighted average common shares outstanding
Class A common shares (1)	9,845,016	9,845,016
Class B common shares (1)	10,781,153	10,781,153
Total Class A and B common shares	20,626,169	20,626,169

Net loss attributable to Adeptus Health Inc.	$ (1,597)	$ (3,613)
Net loss attributable to non-controlling interest	(2,001)	(12,182)
Total net loss	(3,598)	(15,795)

Adjustments:
Advisory Services Agreement fees and expenses	-	293
Preopening expenses	3,098	6,107
Management recruiting expenses	-	156
Stock compensation expense	357	696
Initial public offering costs	159	5,157
Other	541	1,747
Total adjustments	4,155	14,156
Tax impact of adjustments (2)	(1,454)	(4,955)
Tax adjustment resulting from applying effective tax rate (3)	1,184	5,620
Adjusted net income	287	(974)
Adjusted net income per share	$ 0.01	$ (0.05)

(1) Due to the timing of our initial public offering, this calculation assumes that common shares have been outstanding for the entire period.
(2) Reflects the removal of the tax benefit associated with the adjustments
(3) Represents adjusting to a normalized effective tax rate of 35%

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 15,311	$ 11,495
Restricted cash	4,792	294
Accounts receivable, less allowance for doubtful accounts of $18,099 and $5,295, respectively	29,057	15,887
Other receivables and current assets	9,361	3,901
Medical supplies inventory	3,476	1,494
Total current assets	61,997	33,071
Property and equipment, net	89,542	62,087
Deposits	1,220	750
Deferred tax asset	34,763	-
Intangibles, net	20,460	21,795
Goodwill	61,009	61,009
Other long term assets	4,502	4,580
Total assets	$ 273,493	$ 183,292

LIABILITIES AND SHAREHOLDERS'/OWNERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 19,908	$ 15,207
Accrued compensation	13,152	9,158
Current maturities of long-term debt	482	504
Current maturities of capital lease obligations	77	58
Deferred rent	687	497
Total current liabilities	34,306	25,424
Long-term debt, less current maturities	100,000	75,000
Payable to related parties pursuant to tax receivable agreement	29,302	-
Capital lease obligation, less current maturities	4,078	3,849
Deferred rent	1,982	368
Total liabilities	169,668	104,641
Commitments and contingencies
Shareholders'/Owners' equity
Owners' equity	-	78,651
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at September 30, 2014	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 9,845,016 shares issued and outstanding at September 30, 2014	98	-
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized 10,781,153 shares issued and outstanding at September 30, 2014	108	-
Additional paid in capital	53,697	-
Accumulated other comprehensive loss	(63)	-
Accumulated deficit	(3,613)	-
Non-controlling interest	53,598	-
Total shareholders'/owners' equity	103,825	78,651
Total liabilities and shareholders'/owners' equity	$ 273,493	$ 183,292

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$ (15,795)	$ (1,010)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss from the disposal or impairment of assets	3	180
Change in fair market value of derivatives	-	(260)
Depreciation and amortization	10,374	5,402
Deferred tax benefit	(1,033)	-
Amortization of deferred loan costs	672	146
Provision for bad debts	22,390	6,904
Stock-based compensation	696	395
Changes in operating assets and liabilities
Restricted cash	(4,498)	-
Accounts receivable	(35,560)	(6,656)
Other receivables and current assets	(2,538)	(1,946)
Medical supplies inventory	(1,982)	(197)
Other long-term assets	45	-
Accounts payable and accrued expenses	585	5,202
Accrued compensation	3,994	888
Deferred rent	1,804	(2)
Net cash (used in) provided by operating activities	(20,843)	9,046
Cash flows from investing activities:
Deposits	(470)	(401)
Proceeds from the sale of property and equipment	2,003	1,386
Capital expenditures	(36,830)	(28,039)
Net cash used in investing activities	(35,297)	(27,054)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters fees and expenses	96,226	-
Proceeds from long-term borrowings	93,955	20,000
Payment of deferred loan costs	(702)	(320)
Payments on borrowings	(69,642)	(3,751)
Payments of capital lease obligations	(39)	(1)
Payment of dividends	(60,000)	-
Distributions to partners	(9)	(25)
Contribution from partners	167	83
Net cash provided by financing activities	59,956	15,986
Net increase (decrease) in cash and cash equivalents	3,816	(2,022)
Cash, beginning of period	11,495	3,455
Cash, end of period	$ 15,311	$ 1,433